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                                 Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Quantum Corporation for the registration of 10,813,172 shares of its common stock and to the incorporation by reference therein of our report dated April 28, 1995, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ----------------------
                                                ERNST & YOUNG

Palo Alto, California
May 2, 1996